EXHIBIT 21


            SUBSIDIARIES OF SBC COMMUNICATIONS INC.
                     AS OF JANUARY 1, 1996



                               State of         Conducts
        Name                 Incorporation       Business
                                                  Under

Southwestern Bell              Missouri           Same
 Telephone Company

Southwestern Bell               Dually            Same
 Mobile Systems, Inc.      incorporated in
                             Delaware and
                               Virginia

SBC International, Inc.        Delaware           Same

Southwestern Bell              Missouri           Same
 Yellow Pages, Inc.

Southwestern Bell              Delaware           Same
 Telecommunications,
 Inc.

SBC Media Ventures,            Delaware           Same
 Inc.